UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified in Its Charter)

BIGLARI HOLDINGS INC. BIGLARI CAPITAL CORP. THE LION FUND, L.P. STEAK N SHAKE OPERATIONS, INC. SARDAR BIGLARI PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

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(4)           Date Filed:

Item 1: The following materials were posted by Biglari Holdings Inc. to http://www.enhancecrackerbarrel.com:

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Letters to Shareholders

- April 19, 2012
- December 9, 2011
- November 14, 2011
- September 12, 2011

Copyright © 2012 BIGLARI HOLDINGS INC.

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Letters to Management

- October 8, 2012
- September 1, 2011
- August 23, 2011

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If shares not held by broker/bank, click here

GLASS LEWIS
Full Proxy Report

Copyright © 2012 BIGLARI HOLDINGS INC.

Disclaimer | Terms & Conditions | Privacy Policy

ENHANCE
CRACKER BARREL

HOME
LETTERS TO SHAREHOLDERS
LETTERS TO MANAGEMENT
SEC FILINGS
NOMINEES
PRESS RELEASES
CONTACT US

Vote Gold
Submit proxy ballot here
If shares not held by broker/bank, click here

GLASS LEWIS
Full Proxy Report

SEC Filings

Please click on links below to obtain SEC Filings.

FILING	FILING DATE
DEFINITIVE PROXY STATEMENT AND PROXY CARD	
Definitive Proxy Statement	October 9, 2012
Proxy Card	October 9, 2012
DFAN 14A	
SCHEDULE 13D	

Copyright © 2012 BIGLARI HOLDINGS INC.

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VOTING INSTRUCTIONS

FOR BIGLARI HOLDINGS' PROXY SOLICITATION

Beneficial Shareholders	Registered Holders	Plan Holders
VOTE HERE ✓	VOTE HERE ✓	VOTE HERE ✓
(Voting shares held through a broker or bank)	(Voting stock certificates or shares held directly)	(Voting shares in Employee Stock Purchase Plan)

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MORROW & CO., LLC
Shareholders call toll free at: (877) 849-0763 – Banks and brokers call: (203) 658-9400
Or by email at: votebiglari@morrowco.com

Item 2:  On October 11, 2012, Biglari Holdings Inc. delivered the following letter to the Issuer:

O L S H A N	PARK AVENUE TOWER ● 65 EAST 55TH STREET ● NEW YORK, NEW YORK 10022 TELEPHONE: 212.451.2300 ● FACSIMILE: 212.451.2222

EMAIL: SWOLOSKY@OLSHANLAW.COM
DIRECT DIAL: 212.451.2333

October 11, 2012

Cracker Barrel Old Country Store, Inc.
305 Hartmann Drive
Lebanon, Tennessee 37087
Attention:  Michael Zylstra,Vice President, General Counsel and Secretary

Dear Mr. Zylstra:

Our client, Biglari Holdings Inc., an Indiana corporation (“Biglari Holdings”), is the beneficial owner of 4,091,037 shares of common stock, par value $0.01 per share (the “Common Stock”), of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company” or “Cracker Barrel”), as of the date hereof.  1,000 shares of Common Stock are held of record by Biglari Holdings, and Cede & Co., as the nominee of The Depository Trust Company, is the holder of record of the remainder of the shares of Common Stock beneficially owned by Biglari Holdings.

As the beneficial owner of shares of Common Stock, Biglari Holdings hereby demands, pursuant to Section 48-26-102 of the Tennessee Code (the “Code”), during the usual hours for business, to inspect the books, records and documents of the Company described below and to make and/or receive copies or extracts therefrom.  Biglari Holdings is demanding this information for the following purposes:

1.
To investigate wrongdoing or possible mismanagement by Cracker Barrel’s management and/or any member(s) or committee(s) of the Board of Directors of Cracker Barrel (the “Board”) in connection with the statements made by Cracker Barrel in its proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2012 (the “2012 Proxy Statement”) with respect to the Company’s 2012 annual shareholders’ meeting (the “2012 Annual Meeting”), as well as its proxy statement filed with the SEC on November 8, 2011 (the “2011 Proxy Statement”) with respect to the Company’s 2011 annual shareholders’ meeting (the “2011 Annual Meeting”), regarding the qualifications of designated Chairman James W. Bradford as “President and Chief Executive Officer of AFG Industries Inc., which during his tenure was North America’s largest vertically integrated glass manufacturing and fabrication company and was traded on the New York Stock Exchange (the ‘NYSE’).”

2.
To investigate wrongdoing or possible mismanagement by Cracker Barrel’s management and/or any member(s) or committee(s) of its Board in connection with the statements by Cracker Barrel’s Chief Executive Officer (“CEO”), Sandra B. Cochran, on October 2, 2012 and October 4, 2012 that Jim Bradford was “the former CEO of [a] New York Stock Exchange company” and “former NYSE company CEO,” respectively.

3.
To investigate wrongdoing or possible mismanagement by any member(s) or committee(s) of the Board in connection with the nomination of Mr. Bradford to the Board, his appointment as Chairman of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), and his designation as incoming Chairman of the Board.

O L S H A N F R O M E W O L O S K Y L L P	WWW.OLSHANLAW.COM

October 11, 2012

Overview of Wrongdoing, Mismanagement and Corporate Governance Failures

In connection with the election of directors at the 2012 Annual Meeting and the 2011 Annual Meeting, certain public filings and statements were made by the Company, including statements contained in the 2012 Proxy Statement and the 2011 Proxy Statement, as well as statements made by CEO Sandra B. Cochran, highlighting designated Chairman James W. Bradford’s professed prior experience as CEO of a New York Stock Exchange (“NYSE”)-listed company.  However, a public search reveals that Mr. Bradford has never been CEO of a NYSE company.

Specifically, Cracker Barrel’s 2012 Proxy Statement and 2011 Proxy Statement contain the following statement regarding the qualifications of Mr. Bradford:

“An experienced corporate executive, Mr. Bradford previously served … from 1992 to 1999 as President and Chief Executive Officer of AFG Industries Inc., which during his tenure was North America’s largest vertically integrated glass manufacturing and fabrication company and was traded on the New York Stock Exchange (the ‘NYSE’).”

This assertion was repeated to investors at the Wells Fargo Retail & Restaurants Conference on October 2, 2012 by Ms. Cochran, who stated that “Jim Bradford, who was the former CEO of [a] New York Stock Exchange company, and he’s now the Dean of the Business School at Vanderbilt….”  Then on October 4, 2012, Ms. Cochran wrote a letter to shareholders highlighting the changes to the Board by stressing the experience of the incoming Chairman: “[Michael Woodhouse] will be succeeded by Jim Bradford, a former NYSE company CEO ….”

As the largest shareholder of the Company, beneficially owning approximately 17.3% of the Company’s outstanding shares, Biglari Holdings felt it was important to understand Mr. Bradford’s performance as a purportedly former CEO of a public company, in view of his recent appointment as the incoming Chairman of the Board, as well as Ms. Cochran’s statements underlining his position as “a former NYSE company CEO.”  Accordingly, Biglari Holdings conducted a public search of Mr. Bradford’s background, which revealed that he has never been CEO of a NYSE company, contrary to the Company’s disclosures in filings made with the SEC and the statements made by Ms. Cochran.

On October 8, 2012, Biglari Holdings sent a letter to the Board informing them of the misrepresentations in the Company’s SEC filings, investor presentation and letter to shareholders regarding Mr. Bradford’s purported experience as former CEO of a NYSE company.  In the letter, Biglari Holdings demanded the Board to conduct immediately an independent investigation to understand whether Mr. Bradford misrepresented his prior position to the Board and thereby led Ms. Cochran to misrepresent Mr. Bradford’s credentials to the public and to determine whether the Company’s Code of Business Conduct and Ethics has been violated.  The letter also requested a separate review to be conducted to understand fully the process by which background checks and the vetting are conducted by the Nominating Committee, which bears responsibility for the accuracy of the credentials of Board members.

On October 9, 2012, the Company issued a press release on October 9, 2012 responding to Biglari Holdings’ inquiries in which it asserted that the public filings and statements made by Cracker Barrel, including those by Ms. Cochran, highlighting designated Chairman Mr. Bradford’s ostensible prior experience as CEO of a NYSE-listed company, were a “misunderstanding.”

Biglari Holdings believes that Cracker Barrel’s response inadequately explains such a materially misleading inaccuracy in Cracker Barrel’s public filings and statements which reflects poorly on the entire Board’s governance process.  The inaccurate disclosure in Mr. Bradford’s biography was contained in both the 2012 Proxy Statement and 2011 Proxy Statement and has been repeated by Ms. Cochran during the proxy contest with respect to the 2012 Annual Meeting. Because the 2011 Proxy Statement had the same claim on Mr. Bradford’s credentials, Biglari Holdings find it quite troubling that this embellishment has been left uncorrected.

October 11, 2012

Accordingly, Biglari Holdings believes that the material inaccuracy in Cracker Barrel’s public statements and filings regarding Mr. Bradford’s experience creates significant doubt as to the thoroughness of the entire Board nomination process and oversight of the accuracy of the Company’s public filings and statements.

The time period covered by this demand is from June 2011 through the present.  Biglari Holdings is prepared to execute a confidentiality agreement with terms reasonably satisfactory to Biglari Holdings and the Company in connection with the requests below and will abide by the terms of that agreement, to facilitate the provision of the information requested hereby.

The Books and Records to be made available for inspection and copying are as follows:

1.
Any and all materials provided by or on behalf of James Bradford (whether or not executed) in connection with his candidacy or appointment to the Board, his appointment as a member or as Chairman of the Nominating Committee, or his designation as incoming Chairman of the Board;

2.
Any and all communications between Mr. Bradford and the Company, the Board or any committee thereof concerning (i) Mr. Bradford’s designation as incoming Chairman of the Board, (ii) Mr. Bradford’s appointment as a member or as Chairman of the Nominating Committee, or (iii) Mr. Bradford’s candidacy or appointment to the Board;

3.
Any and all reports, background checks, and other materials commissioned or prepared by or on behalf of the Company, the Board or any committee thereof, in connection with the candidacy or appointment of Mr. Bradford to the Board, his appointment as a member or as Chairman of the Nominating Committee, or his designation as incoming Chairman of the Board;

4.
Any and all minutes, transcripts, notes and other records of any meetings (including, without limitation, telephone conferences), and any and all e-mail communications, discussing Mr. Bradford’s candidacy or appointment to the Board, his appointment as a member or as Chairman of the Nominating Committee, or his appointment as incoming Chairman of the Board, including, but not limited to, interviews of Mr. Bradford;

5.	Any D&O questionnaires completed by Mr. Bradford, which Cracker Barrel explicitly requires of all nominees standing for election to the Board;

6.	All documents concerning the Board’s or Nominating Committee’s decision to appoint Mr. Bradford as the incoming Chairman to the Board; and

7.	All communications with Mr. Bradford regarding his biography contained in the Company’s public filings with the SEC, investor presentations and communications to shareholders.

Biglari Holdings demands that modifications, additions or deletions to any and all information referred to in paragraphs (1) through (7) be immediately furnished as such modifications, additions or deletions become available to the Company or its agents or representatives.

October 11, 2012

Please advise as promptly as practicable where and when the items demanded above will be made available. If the Company has not responded within five business days of the date of this demand, Biglari Holdings will assume the Company does not intend to comply and will proceed accordingly.

Biglari Holdings has designated and authorized the undersigned and Michael R. Neidell of Olshan Frome Wolosky LLP and any other persons designated by them or by Biglari Holdings, acting singly or in any combination, to conduct the inspection and copying herein requested.  Pursuant to Section 48-26-102 of the Code, you are required to respond to this demand within five business days of the date hereof.  Accordingly, please advise the undersigned, at (212) 451-2333, as promptly as practicable within the requisite timeframe, when and where the items requested above will be made available to Biglari Holdings.  If the Company contends that this demand is incomplete or is otherwise deficient in any respect, please notify Biglari Holdings immediately in writing, with a copy to the undersigned, by facsimile at (212) 451-2222, setting forth the facts that the Company contends support its position and specifying any additional information believed to be required.  In the absence of such prompt notice, Biglari Holdings will assume that the Company agrees that this demand complies in all respects with the requirements of the Code.  Biglari Holdings reserves the right to withdraw or modify this demand at any time.

Very truly yours,

/s/ Steve Wolosky

Steve Wolosky

October 11, 2012

State of Texas	)
) ss:
County of Bexar	)
`

SARDAR BIGLARI, being sworn, states: The information and facts stated in the attached letter regarding Biglari Holdings Inc.’s ownership and the purpose of this demand for inspection are true and correct.  Such inspection is reasonably related to Biglari Holdings Inc.’s interest as a shareholder and is not desired for a purpose which is in the interest of a business or object other than the business of Cracker Barrel Old Country Store, Inc.

/s/ Sardar Biglari
Sardar Biglari

SWORN TO AND SUBSCRIBED

before me this 11th day of

October, 2012

/s/ Vilma Amell

NOTARY PUBLIC

My commission expires: 2/25/2014